Registration No. 333-172467

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CHEMICAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-2022454
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

235 E. Main Street
Midland, Michigan 48640
(989) 839-5350
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

David B. Ramaker
Chairman, Chief Executive Officer and President
Chemical Financial Corporation
235 E. Main Street
Midland, Michigan 48640

(989) 839-5350
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey A. Ott

Charlie Goode
Warner Norcross & Judd LLP
900 Fifth Third Center
111 Lyon Street NW
Grand Rapids, Michigan 49503
(616) 752-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[x]	Accelerated filer	[_]
Non-accelerated filer (Do not check if a smaller reporting company)	[_]	Smaller reporting company	[_]

REMOVAL OF SECURITIES FROM REGISTRATION

AND TERMINATION OF OFFERING

This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 filed by Chemical Financial Corporation (the "Registrant") on February 25, 2011 (Registration No. 333-172467) (the "Registration Statement") is being filed to terminate the effectiveness of the Registration Statement and remove from registration all of the remaining securities covered by the Registration Statement that have not yet been sold as of the date hereof.

Item 16.	Exhibits:

The exhibits filed as part of this registration statement are as follows:

Exhibits:

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on July 30, 2015.

CHEMICAL FINANCIAL CORPORATION

By:	/s/ David B. Ramaker
David B. Ramaker Chairman, Chief Executive Officer and President

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David B. Ramaker	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2015
David B. Ramaker

/s/ Lori A. Gwizdala	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 30, 2015
Lori A. Gwizdala

The following directors of Chemical Financial Corporation, which constitute at least a majority of the board of directors, executed a power of attorney appointing David B. Ramaker and Lori A. Gwizdala their attorneys-in-fact, empowering them to sign this registration statement on their behalf.

Gary E. Anderson
James R. Fitterling
Terence F. Moore
Larry D. Stauffer
Franklin C. Wheatlake

By	/s/ Lori A. Giwzdala
Lori A. Gwizdala Attorney-in-Fact

EXHIBIT INDEX

Exhibits:

24.1	Powers of Attorney.